      Exhibit (a)(1)(B)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the U.S. Offer or about the action you should take, you are urged to seek personal financial advice immediately from an appropriately authorized independent professional advisor.
ADS LETTER OF TRANSMITTAL
To Tender American Depositary Shares
of
Portugal Telecom, SGPS, S.A.
(CUSIP: 737273102; ISIN: PTPTC0AM0009)
Pursuant to the Offer to Purchase dated January 16, 2007
by
Sonae, SGPS, S.A.,
Sonaecom, SGPS, S.A.,
and
Sonaecom B.V.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:30 A.M, NEW YORK CITY TIME, ON FRIDAY, MARCH 9, 2007, UNLESS THE U.S. OFFER IS EXTENDED.
Please deliver this properly completed and duly executed ADS Letter of Transmittal and accompanying documents to the U.S. Tender Agent for the U.S. Offer:
MELLON INVESTOR SERVICES LLC

By Mail: Reorganization Department PO Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	By Hand: Reorganization Department 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department	By Overnight: Reorganization Department 480 Washington Blvd. Mail Drop — Reorg Jersey City, NJ 07310 Attn: Reorganization Department, 27th Floor
Facsimile Transmission:
(201) 680-4626
(Eligible Institutions Only)
Confirm by Telephone:
(201) 680-4860

      YOU SHOULD ONLY USE THIS ADS LETTER OF TRANSMITTAL TO TENDER YOUR AMERICAN DEPOSITARY SHARES (“ADSs”) HELD IN CERTIFICATED FORM IN THE U.S. OFFER. IF YOU HOLD ADSs IN BOOK-ENTRY FORM, YOU SHOULD CONTACT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE (“NOMINEE”) AND REQUEST THAT THE NOMINEE TENDER YOUR ADSs FOR YOU. IF YOU HOLD ORDINARY SHARES THAT YOU WISH TO TENDER IN THE U.S. OFFER YOU SHOULD PROMPTLY CONTACT THE NOMINEE HOLDING THE ORDINARY SHARES ON YOUR BEHALF.
      DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION BY FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR ADSs.
      NOTE: SIGNATURES MUST BE PROVIDED BELOW.
      PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
      THE TABLE BELOW SHALL BE COMPLETED BY ALL TENDERING HOLDERS OF ADSs IN CERTIFICATED FORM.

DESCRIPTION OF PORTUGAL TELECOM ADS(s) TENDERED

Portugal Telecom ADS(s) Tendered
Name and Address of Registered Holder	(Attach Additional Signed List, if Necessary)

	Certificate Number(s)	Number of ADS(s) Tendered*

* Unless otherwise indicated in the column entitled “Number of ADSs Tendered”, a holder will be deemed to have tendered ALL of the ADSs represented by the certificate(s) listed in column 2. See Instruction 4.
      By signing this ADS Letter of Transmittal, you hereby acknowledge that you have received the Offer to Purchase dated January 16, 2007 (the “Offer to Purchase”) by Sonae, SGPS, S.A., a sociedade anónima organized under the laws of Portugal (“Sonae”), Sonaecom, SGPS, S.A., a sociedade anónima organized under the laws of Portugal (“Sonaecom”), and Sonaecom, B.V., a private limited company organized under the laws of the Netherlands and a wholly-owned subsidiary of Sonaecom (“Sonaecom B.V.” and, together with Sonae and Sonaecom, “we” or the “Purchasers”), and this ADS Letter of Transmittal. The Offer to Purchase together with this ADS Letter of Transmittal and other related forms constitute the Purchasers’ offer in the United States (the “U.S. Offer”) to purchase for cash all outstanding ordinary shares, nominal value €0.35 each (“Ordinary Shares”), of Portugal Telecom, SGPS, S.A., a sociedade anónima organized under the laws of Portugal (“PT”), held by U.S. holders (defined as securityholders resident in the United States pursuant to Rule 14d-(1)d under the Securities Exchange Act of 1934 (the “Exchange Act”)) and all outstanding PT American Depositary Shares, each representing one Ordinary Share, wherever such holders are located (“ADSs” and, together with the Ordinary Shares, the “PT Shares”). Simultaneously with the U.S. Offer, Sonaecom and Sonaecom B.V. are offering in Portugal (the “Portuguese Offer” and, collectively with the U.S. Offer, the “Offers”) to purchase for cash all of the Ordinary Shares held by non-U.S. holders and all of the Class A shares of PT (“Class A Shares”), at the same price as offered for the PT Shares in the U.S. Offer.
      In the U.S. Offer, we are offering to purchase for cash all Ordinary Shares held by U.S. holders at €9.50 per Ordinary Share and all ADSs held by holders wherever located, at the U.S. dollar equivalent of €9.50 per ADS, less any currency conversion costs and any withholding taxes. We expect that consideration to be paid to shareholders who tender ADSs into the U.S. Offer will be transferred to the U.S. Tender Agent on the third Portuguese business day following the Special Session of the Euronext Lisbon convened to determine the results of the Offers. Under no circumstances will interest be paid by us on the offer price for PT Shares pursuant to the U.S. Offer regardless of any delay in making such payments. The offer price for the Ordinary Shares accepted for payment pursuant to the U.S. Offer will be paid in Euro and the offer price for the ADSs accepted for payment will be paid in U.S. dollars equivalent to the applicable Euro price based on the U.S. dollar to Euro exchange rate calculated by using the U.S. dollar spot against the Euro exchange rate on the day on which funds are received by the U.S. Tender Agent, or its custodian in Portugal (as so calculated, the “Applicable Exchange Rate”).
      We will announce the Applicable Exchange Rate by a press release not later than 9:00 a.m., New York City time, on the next U.S. business day after the Applicable Exchange Rate is determined. Amounts payable in U.S. dollars will be made less currency exchange costs. Allowing two days for the conversion of the funds from Euro to U.S. dollars, the U.S. Tender Agent is expected to pay for ADSs accepted in the U.S. Offer by the fifth U.S. business day after the Expiration Date (as defined below), although, payment may be made up to six U.S. business days after the Expiration Date. For further information, see “The U.S. Offer — Section 1. Terms of the U.S. Offer; Expiration Date” and “— Section 6. Acceptance for Payment and Payment for Securities” in the Offer to Purchase.
      If you hold ADSs and are not resident in the United States and wish to receive payment in Euro, you must obtain the Ordinary Shares underlying the ADSs through the Bank of New York, which is the custodian of the ADSs, by paying a conversion fee to the Bank of New York of up to $5.00 per 100 ADSs converted, a cable fee and any taxes or governmental charges, and tender such Ordinary Shares into the Portuguese Offer. You are advised to contact the broker, bank, trust, agent or other financial intermediary with which you hold your ADSs to determine the necessary procedures. See “The U.S. Offer — Section 7. Procedure for Tendering PT Shares” in the Offer to Purchase.
      THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING ADSs EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS (“ADRs”) IN THE U.S. OFFER. DO NOT USE THIS ADS LETTER OF TRANSMITTAL TO TENDER ADSs HELD IN BOOK ENTRY FORM OR ORDINARY SHARES. IF YOU HOLD ADSs IN BOOK-ENTRY FORM, YOU SHOULD CONTACT YOUR NOMINEE AND REQUEST THAT THE NOMINEE TENDER YOUR ADSs FOR YOU. IF YOU HOLD ORDINARY SHARES THAT YOU WISH TO TENDER IN THE U.S. OFFER, PLEASE READ THE INFORMATION PROVIDED IN THE OFFER TO PURCHASE UNDER “THE U.S. OFFER — SECTION 7. PROCEDURE FOR TENDERING PT SHARES — ORDINARY SHARES” AND CONTACT THE NOMINEE FOR YOUR ORDINARY SHARES AND INSTRUCT YOUR NOMINEE TO SUBMIT A SALE ORDER FOR SUCH ORDINARY SHARES ON YOUR BEHALF.
      If you tender your ADSs, and we accept the ADSs, this will constitute a binding agreement between us, subject to the terms and conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal. In order to validly tender your ADSs in the U.S. Offer, you must, on or prior to the Expiration Date, do one of the following:

•	If you hold ADRs evidencing ADSs to be tendered, tender the ADSs by sending a properly completed and duly executed ADS Letter of Transmittal (or facsimile thereof) and all other documents required by the ADS Letter of Transmittal, together with the ADRs evidencing the ADSs in proper form for transfer, to the U.S. Tender Agent at one of its addresses set forth on the back cover of the Offer to Purchase; or

•	If the ADSs are held in book-entry form, instruct your nominee to tender the ADSs by following the procedures for book-entry transfer described in the Offer to Purchase under “The U.S. Offer — Section 7. Procedure for Tendering PT Shares — ADSs” to the U.S. Tender Agent. An Agent’s Message, in lieu of the ADS Letter of Transmittal, and any other required documents must be transmitted to and received by the U.S. Tender Agent on or prior to the Expiration Date.
      The term “Agent’s Message” means a message transmitted by The Depositary Trust Corporation (“DTC”) to, and received by, the U.S. Tender Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the participant tendering the ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that may enforce such agreement against such participant.
      If you are a holder of ADSs and wish to tender your ADSs, but (1) the ADRs evidencing the ADSs are not immediately available, (2) time will not permit the ADRs evidencing the ADSs or other required documents to reach the U.S. Tender Agent before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, you may effect a tender of your ADSs by following the guaranteed delivery procedures described in the Offer to Purchase under “The U.S. Offer — Section 7. Procedure for Tendering PT Shares — ADSs.”

      Only registered holders of ADSs are entitled to tender their ADSs in the U.S. Offer. If you are a beneficial owner whose ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your ADSs in the U.S. Offer, you should promptly contact the person in whose name the ADSs are registered and instruct that person to tender on your behalf. If you wish to tender into the U.S. Offer on your own behalf, prior to completing and executing this ADS Letter of Transmittal and delivering the certificates for your ADSs, you must either make appropriate arrangements to register ownership of the ADSs in your name or obtain a properly completed stock power from the person in whose name the ADSs are registered.
      In order to properly complete this ADS Letter of Transmittal, you must (1) complete the box entitled “Description of Portugal Telecom ADS(s) Tendered”, (2) if appropriate, complete the box entitled “Special Payment Instructions”, (3) sign this ADS Letter of Transmittal by completing the box entitled “Sign Here” and (4) complete and sign the box entitled “Substitute Form W-9”. By completing the box entitled “Description of Portugal Telecom ADS(s) Tendered” and signing below, you will have tendered your ADSs for cash on the terms and conditions described in the U.S. Offer and this ADS Letter of Transmittal. You should read the detailed instructions at the end of this document before completing this ADS Letter of Transmittal.
BOXES TO BE CHECKED AS APPLICABLE

☐	CHECK HERE IF ANY OF THE ADRs REPRESENTING ADSs THAT YOU OWN
          HAVE BEEN LOST, DESTROYED OR STOLEN. SEE INSTRUCTION 9.
Number of ADSs represented by lost, destroyed or stolen ADRs:

YOU MUST CONTACT THE DEPOSITARY DIRECTLY TO REPLACE ANY LOST, DESTROYED OR STOLEN ADRs REPRESENTING ADSs YOU INTEND TO TENDER.
THE INSTRUCTIONS CONTAINED WITHIN THIS ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED.

☐	CHECK HERE IF TENDERED ADSs ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. TENDER AGENT. ENCLOSE A COPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING.
Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any) or DTC Participant Number:

Name of Institution That Guaranteed Delivery:

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
PLEASE READ THE INSTRUCTIONS SET FORTH
IN THIS ADS LETTER OF TRANSMITTAL CAREFULLY.
Ladies and Gentlemen:
      Upon the terms and subject to the conditions of the U.S. Offer, as described in the Offer to Purchase and this ADS Letter of Transmittal, I hereby tender to the Purchasers the number of ADSs described above in the box entitled “Description of Portugal Telecom ADS(s) Tendered” for the U.S. dollar equivalent of €9.50 in cash, less currency exchange costs and any withholding taxes and without interest thereon, for each ADS tendered, payable in U.S. dollars equivalent to the Euro price based on the Applicable Exchange Rate, as described in the Offer to Purchase under “The U.S. Offer — Section 6. Acceptance for Payment and Payment for Securities.”
      Subject to and effective upon the acceptance for payment of all or any portion of the ADSs tendered by this ADS Letter of Transmittal in accordance with the terms and conditions of the U.S. Offer — including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment — I hereby sell, assign and transfer to, or upon the order of, the Purchasers all right, title and interest in and to the ADSs tendered by this ADS Letter of Transmittal. I hereby irrevocably constitute and appoint the U.S. Tender Agent as my agent and attorney-in-fact with respect to the tendered ADSs, with full knowledge that the U.S. Tender Agent is also acting as the agent of the Purchasers in connection with the U.S. Offer, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the limited right of withdrawal as set forth in the U.S. Offer, to (1) deliver ADRs evidencing the tendered ADSs to the Purchasers together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchasers, upon receipt by the U.S. Tender Agent, as my agent, of the cash to be paid for the tendered ADSs and (2) receive for the account of the Purchasers all benefits and otherwise exercise all rights of ownership of the tendered ADSs, all in accordance with the terms and conditions of the U.S. Offer.
      I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the ADSs tendered by this ADS Letter of Transmittal and that, when the tendered ADSs are accepted for payment, the Purchasers will acquire good, marketable and unencumbered title to the tendered ADSs, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered ADSs are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by the Purchasers or the U.S. Tender Agent to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered by this ADS Letter of Transmittal and take any and all steps necessary to remove any liens, restrictions, charges and encumbrances upon the tendered ADSs. I have received a copy of, and I agree to all of the terms of, the Offer to Purchase.
      The name(s) and address(es) of the registered holder(s) are printed above as they appear on the ADRs representing the ADSs. The certificate number(s) and the number of ADSs that I wish to tender are indicated in the appropriate boxes above or, in the event that I left such information blank, I wish to tender all my ADSs.
      Unless I have otherwise indicated by completing the boxes entitled “Special Payment Instructions,” I hereby direct that the cash payment be delivered to the address shown below my signature.
      If I have (1) tendered any ADSs that are not accepted for payment in the U.S. Offer for any reason or (2) submitted ADRs for more ADSs than I wish to tender, unless I have otherwise indicated by completing the box entitled “Special Payment Instructions,” I hereby direct that ADRs evidencing any ADSs that are not tendered or not accepted for payment should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature at the Purchasers’ expense as promptly as practicable following the Expiration Date.
      I understand that if I decide to tender ADSs, and the Purchasers accept the ADSs for payment, this will constitute a binding agreement between me and the Purchasers, subject to the terms and conditions set forth in the U.S. Offer.
      I also recognize that, under certain circumstances described in the Offer to Purchase under “The U.S. Offer — Section 3. Certain Conditions to the U.S. Offer” the Purchasers may not be required to accept for payment any ADSs tendered by this ADS Letter of Transmittal.
      All authority conferred in or agreed to be conferred in this ADS Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this ADS Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the Offer to Purchase, this tender is irrevocable.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1 and 6)
To be completed ONLY if the check with respect to the ADSs accepted for purchase is to be issued in the name of and sent to someone other than the undersigned.
Issue Check:
Name:

(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)
(also complete Substitute Form W-9 below)

SIGN HERE
(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Holder(s)
Dated: ______________________________ , 2007
(Must be signed by registered owner(s) exactly as name(s) appear(s) on the ADR representing the ADS or on a security position listing or by person(s) authorized to become registered owner(s) by endorsements, stock powers and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)
Name(s):

(Please Print)
Name of Firm:

Capacity (full title):

Address:

(Zip Code)
(Area Code) Telephone Number:

Taxpayer Identification or
Social Security No.:

(See Substitute Form W-9)
GUARANTEE OF SIGNATURE(S)
(IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)
Authorized Signature:

Name:

(Please Print)
Name of Firm:

Address:

(Zip Code)
(Area Code) Telephone Number:

Dated: ______________________________ , 2007

INSTRUCTIONS
FORMING A PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER
      To complete this ADS Letter of Transmittal, you must do the following:

•	Fill in the box entitled “Portugal Telecom ADS(s) Tendered.”

•	Sign and date this ADS Letter of Transmittal in the box entitled “Sign Here.”

•	Fill in and sign in the box entitled “Substitute Form W-9.”
      In completing this ADS Letter of Transmittal, you may (but are not required to) also do the following:

•	If you want any cash payment issued in the name of and sent to another person, complete the box entitled “Special Payment Instructions.”
      If you complete the box entitled “Special Payment Instructions” you must have your signature guaranteed by an Eligible Institution (as defined in Instruction 1 below) unless the ADS Letter of Transmittal is signed by an Eligible Institution.
      1. Guarantee of Signatures. All signatures on this ADS Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution” and collectively, “Eligible Institutions”), unless (i) this ADS Letter of Transmittal is signed by the registered owner(s) of the ADSs tendered hereby and such holder(s) has not completed the box entitled “Special Payment Instructions” herein or (ii) such ADSs are tendered for the account of an Eligible Institution. See Instruction 6.
      2. Delivery of ADS Letter of Transmittal and ADRs or Book-Entry Confirmations. This ADS Letter of Transmittal is to be used if ADRs evidencing the ADSs for the U.S. Offer are to be forwarded herewith pursuant to the procedure set forth in the Offer to Purchase under “The U.S. Offer — Section 7. Procedure for Tendering PT Shares — ADSs.” ADRs evidencing all physically tendered ADSs together with a properly completed and duly executed ADS Letter of Transmittal (or facsimile thereof) and any other documents required by this ADS Letter of Transmittal, must be received by the U.S. Tender Agent at one of its addresses set forth herein prior to the Expiration Date. If ADRs evidencing tendered ADSs are forwarded to the U.S. Tender Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.
      Holders whose ADRs evidencing their tendered ADSs are not immediately available, or who cannot deliver all other required documents to the U.S. Tender Agent on or prior to the Expiration Date, or who cannot comply with the procedures for book-entry transfer before the Expiration Date, may nevertheless tender their ADSs by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under “The U.S. Offer — Section 7. Procedures for Tendering PT Shares — ADSs”. Pursuant to such procedure: (i) such tender must be made through a participant in the Securities Transfer Agents Medallion Program, or by or through an eligible institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form we have provided, setting forth your name and address, and the amount of ADSs you are tendering and stating that the tender is being made by notice of guaranteed delivery must be received by the U.S. Tender Agent prior to the Expiration Date; and (iii) the U.S. Tender Agent receives within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, a properly completed and duly executed ADS Letter of Transmittal (or a facsimile thereof with an original signature), the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of transfer of such ADSs into the U.S. Tender Agent’s account at DTC, including the Agent’s Message instead of an ADS Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal, will be deposited by the undersigned with the U.S. Tender Agent.
      The method of delivery of this ADS Letter of Transmittal, ADRs evidencing ADSs and all other required documents is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the U.S. Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
      No alternative, conditional or contingent tenders will be accepted, and no fractional ADSs will be purchased or accepted for exchange. By execution of this ADS Letter of Transmittal (or facsimile hereof), all tendering holders of ADSs waive any right to receive any notice of the acceptance of their ADSs for purchase.
      3. Inadequate Space. If the space provided herein under “Description of Portugal Telecom ADS(s) Tendered” is inadequate, the certificate numbers, the number of ADSs represented by such certificates and the number of ADSs tendered should be listed on a separate schedule and attached hereto.
      4. Partial Tenders. If fewer than all of the ADSs represented by the ADRs delivered herewith to the U.S. Tender Agent are to be tendered, fill in the number of ADSs that are to be tendered in the box entitled “Number of ADS(s) Tendered.” In such cases, new certificate(s) representing the remainder of the ADSs that were represented by ADRs will be sent to the registered owner as soon as practicable after the expiration or termination of the U.S. Offer. All ADSs represented by ADRs delivered to the U.S. Tender Agent will be deemed to have been tendered unless otherwise indicated. In the case of partial acceptances, ADSs in respect of which the U.S. Offer was not accepted will not be reissued to a person other than the registered owner.
      5. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS Letter of Transmittal is signed by the registered owner(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADR evidencing such ADSs without alteration, enlargement or any other change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.
      If any ADS tendered hereby is owned of record by two or more persons, all such persons must sign this ADS Letter of Transmittal.
      If any of the tendered ADSs are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of such ADSs.
      If this ADS Letter of Transmittal is signed by the registered owner(s) of the ADSs tendered hereby, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or ADRs for ADSs not tendered or not exchanged are to be issued in the name of, a person other than the registered owner(s), in which case, the certificate(s) representing the ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.
      If this ADS Letter of Transmittal is signed by a person other than the registered owner(s) of the ADSs tendered hereby, the certificate(s) representing the ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.
      If this ADS Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchasers of such person’s authority to so act must be submitted.
      6. Special Payment Instructions. If the check for the offer price for tendered ADSs is to be issued or delivered to someone other than the person(s) signing this ADS Letter of Transmittal or to the person(s) signing this ADS Letter of Transmittal but at an address other than that shown in the box entitled “Description of Portugal Telecom ADS(s) Tendered” herein, the appropriate box in this ADS Letter of Transmittal must be completed.
      7. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Offer to Purchase, the ADS Letter of Transmittal and the notice of guaranteed delivery, may be directed to Innisfree M&A Incorporated, as information agent (“Information Agent”), at its telephone numbers and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

      8. Conditions. Our obligation to accept ADSs tendered in the U.S. Offer is subject to the conditions set forth in the Offer to Purchase. See “The U.S. Offer — Section 3. Certain Conditions to the U.S. Offer” in the Offer to Purchase.
      9. Lost, Destroyed or Stolen Certificates. If any ADR representing ADSs has been lost, destroyed or stolen, the holder(s) should promptly notify The Bank of New York, as depositary, in order to obtain a replacement ADR(s). This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen ADRs evidencing ADSs have been completed.
      10. Holders of Ordinary Shares Not Represented by ADSs. Holders of Ordinary Shares may not accept the U.S. Offer in respect of such Ordinary Shares pursuant to this ADS Letter of Transmittal, except insofar as those Ordinary Shares are represented by ADSs.
      11. No Interest; Foreign Exchange Currency. Under no circumstances will interest be paid on the purchase of ADSs tendered for cash, regardless of any delay in making the purchase or extension of the expiration date for the U.S. Offer. The consideration for tendering holders of ADSs will be paid in U.S. dollars, converted at a then-prevailing current spot exchange rate, and will be distributed, less expenses, to such holders. For further information, see “The U.S. Offer — Section 6. Acceptance for Payment and Payment for Securities” in the Offer to Purchase.
      12. Expiration Date. The expiration date will be 11:30 a.m., New York City time, on Friday, March 9, 2007 (the “Expiration Date”). Subject to applicable rules and regulations of the SEC and to Portuguese law and regulations, we expressly reserve the right (but are not obligated), at any time and from time to time in our sole discretion, to extend the period during which the U.S. Offer is open and thereby delay acceptance for payment of, and payment for, any PT Shares by giving oral or written notice of such extension to the U.S. Tender Agent and by making a public announcement of such extension. There can be no assurance that we will exercise our right to extend the U.S. Offer. If the Portuguese Offer is extended in accordance with Portuguese law, we currently intend to extend the U.S. Offer so that it will expire on the same day as the Portuguese U.S. Offer. Any extension or amendment of the U.S. Offer or any delay in acceptance for payment or payment or termination of the U.S. Offer will be followed, as promptly as possible, by public announcement thereof in accordance with the public announcement requirements of Rules 14d-4(d), 14d-6(c) and 14e-1(d) under the Exchange Act. Any announcement of an extension will be issued not later than 9:00 a.m., New York City time, on the next U.S. business day after the previously scheduled Expiration Date. Without limiting our obligation under such rule or the manner in which we may choose to make any public announcement, we currently intend to make announcements by issuing a press release to the Dow Jones News Service and making any appropriate filing with the SEC.
      13. Consideration Offered after Payment of Dividends. The offer price in the Offers will be appropriately adjusted to reflect any reclassification, recapitalization, share split or combination, exchange or readjustment occurring after the date of the U.S. Offer with respect to any of the PT Shares or any share or other dividend thereon, if the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) approves such adjustment. See “The U.S. Offer — Section 1. Terms of the U.S. Offer, Expiration Date.”
      Important: This ADS Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, must be received by the U.S. Tender Agent prior to the Expiration Date, and either ADRs evidencing the tendered ADSs (or confirmation of book-entry transfer) must be received by the U.S. Tender Agent prior to the Expiration Date, or the tendering ADS holder must comply with the procedures for guaranteed delivery.

TAX INFORMATION
United States Federal Backup Withholding
      Under the federal income tax law, a stockholder whose tendered ADSs are accepted for payment is generally required by law to provide the U.S. Tender Agent (as payer) either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number (“TIN”), if you are a U.S. person, or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are not a U.S. person or otherwise establish a basis for exemption from backup withholding. If such stockholder is an individual, the TIN is such stockholder’s social security number.
      Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States federal backup withholding at a rate of 28% on all reportable payments made to you pursuant to the U.S. Offer if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below on whether you are an exempt payee.
      Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from the U.S. Tender Agent. Exempt stockholders should furnish their TIN, check the “Exempt from backup withholding” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the U.S. Tender Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.
      You are generally exempt from backup withholding if you are a non-resident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the U.S. Tender Agent the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, “Withholding of Tax on Non-resident Aliens and Foreign Entities.” You can receive the applicable Form W-8 from the Information Agent.
      If backup withholding applies to a U.S. Person, the U.S. Tender Agent is required to withhold 28% of any reportable payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
      If you fail to furnish your correct TIN to the U.S. Tender Agent, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Wilfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.
Purpose of Substitute Form W-9
      To prevent backup withholding on payments that are made to a stockholder with respect to ADSs purchased pursuant to the U.S. Offer, the stockholder is required to notify the U.S. Tender Agent of such stockholder’s correct TIN by completing the form below certifying, under penalties of perjury, that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN), (b) that (i) such stockholder is exempt from backup withholding, (ii) such stockholder has not been notified by the Internal Revenue Service that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such stockholder that such stockholder is no longer subject to backup withholding and (c) that such stockholder is a U.S. person (including a U.S. resident alien).
What Number to Give the U.S. Tender Agent
      The stockholder is required to give the U.S. Tender Agent the social security number or employer identification number of the record holder of the ADSs tendered hereby. If the ADSs are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the U.S. Tender Agent will withhold 28% of all reportable payments to such stockholder unless a TIN is provided to the U.S. Tender Agent by the time of payment or the stockholder has otherwise established an exemption from backup withholding.
Stock Transfer Taxes.
      The Purchasers will bear liability for paying or causing to be paid any stock transfer taxes with respect to the exchange of ADSs not based on income; provided, however, that if any consideration for the delivery of ADS is to be paid to any person(s) other than the registered holder(s), it shall be a condition of such payment that the amount of any transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the delivery of ADS shall be delivered to the U.S. Tender Agent or satisfactory evidence of the payment of such taxes or nonapplicability thereof shall be submitted to the U.S. Tender Agent before such payment be made. If, however, a transfer tax is imposed based on income or for any reason other than the exchange of securities in the U.S. Offer, then those transfer taxes, whether imposed on the registered holder or any other persons, will not be borne by the Purchasers.

TO BE COMPLETED BY ALL TENDERING ADS HOLDERS
PAYER’S NAME: THE BANK OF NEW YORK, AS U.S. RECEIVING AGENT
THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

Substitute Form W-9
Department of the Treasury Internal Revenue Service
Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor; ☐ Corporation; ☐ Partnership; ☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person - Date -

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.
COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person - Date -

Questions and requests for assistance or additional copies of the Offer to Purchase, ADS Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be directed to the Information Agent at the telephone number listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer:
The U.S. Tender Agent for the U.S. Offer is:
Mellon Investor Services LLC

By Mail: Reorganization Department PO Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	By Overnight: Reorganization Department 480 Washington Blvd. Mail Drop — Reorg Jersey City, NJ 07310 Attn: Reorganization Department, 27th Floor
By Hand:
Reorganization Department
120 Broadway, 13th Floor
New York, NY 10271
Attn: Reorganization Department

Facsimile Transmission: (201) 680-4626 (Eligible Institutions Only)	Confirm by Telephone: (201) 680-4860
The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
(212) 750-5833
(Call Collect)
or
(888) 750-5834
(Call Toll-free)
The Co-Dealer Managers for the U.S. Offer are:

J.P. Morgan Securities Inc.	Santander Investment Securities Inc.
277 Park Avenue	45 East 53rd Street
New York, New York 10172	New York, New York 10022
(212) 622-2470 (Call Collect) or (877) 371-5947 (Toll-free)	(212) 692-2550 (Call Collect)